Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 23, 2004 (except for Note 19, as to which the date is February 26, 2004), with respect to the consolidated financial statements of ILEX Oncology, Inc. incorporated by reference in the Registration Statement on Form S-4 to be filed on May 21, 2004 and related Prospectus of Genzyme Corporation for the registration of shares of its common stock.

                      /s/ Ernst & Young LLP

San Antonio, Texas
May 19, 2004